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                                                                Exhibit 23.5



                       CONSENT OF MILLIMAN & ROBERTSON
                       -------------------------------

                        We consent to the references to our firm and to the descriptions of our reports in this Amendment No. 3 to Registration Statement No. 33-56813 of American Premier Group, Inc., and in the Prospectus which is part of such Registration Statement.


                                                /s/ Milliman & Robertson
                                                -------------------------
                                                    MILLIMAN & ROBERTSON
                                                New York, New York
                                                February 16, 1995